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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Corsair Gaming, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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CORSAIR GAMING, INC.

47100 Bayside Pkwy

Fremont, California 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2021

To the Stockholders of Corsair Gaming, Inc.:

The 2021 Annual Meeting of Stockholders, or the 2021 Annual Meeting, of Corsair Gaming, Inc., a Delaware corporation, or the Company, will be held on May 20, 2021 at 10:00 a.m. Pacific Time. In light of the coronavirus/COVID-19 outbreak and governmental decrees that in-person gatherings be postponed or cancelled, and in the best interests of public health and the health and safety of our board of directors, employees and stockholders, we are holding a virtual-only meeting. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/CRSR2021 by using the 16-digit control number that appears on the enclosed proxy card (printed in the box and marked by the arrow) and the instructions accompanying these proxy materials.

The 2021 Annual Meeting will be held for the following purposes:

1.	To elect three Class I directors to hold office until the 2024 Annual Meeting of Stockholders or until their successors are elected;
2.	To ratify the selection, by the Audit Committee of our board of directors, of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021;
3.	To hold a vote on a non-binding, advisory resolution approving the compensation of the Company’s named executive officers (a “Say-on-Pay” vote);
4.	To hold an advisory vote on the frequency of holding future stockholder advisory votes regarding compensation awarded to named executive officers; and
5.	To transact such other business as may properly come before the 2021 Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders who owned the Company’s common stock at the close of business on March 29, 2021 may vote at the 2021 Annual Meeting or any adjournments or postponements that take place.

We have elected to provide our proxy materials to our stockholders over the Internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials, or the Notice, but not a paper copy of our proxy statement and our 2020 Annual Report to Stockholders. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2020 Annual Report to Stockholders and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

You are cordially invited to attend the virtual 2021 Annual Meeting via the internet. Whether or not you plan to attend the 2021 Annual Meeting, please vote as soon as possible. You may vote over the Internet or by a toll-free telephone number. If, however, you requested to receive paper proxy materials, then you may vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the virtual 2021 Annual Meeting may vote at the meeting, even if the stockholder has already returned a proxy card or voting instruction card.

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Our board of directors recommends that you vote “FOR” the election of its director nominees, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, “FOR” a non-binding, advisory resolution to approve the compensation of our named executive officers and “3 YEARS” for the frequency of holding future stockholder advisory votes regarding compensation awarded to named executive officers.

By Order of the Board of Directors:

Michael G. Potter Chief Financial Officer

Fremont, California

April 9, 2021

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Page

PROPOSAL NO. 1 ELECTION OF DIRECTORS	7
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
PROPOSAL NO. 3 NON-BINDING, ADVISORY TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	11
PROPOSAL NO. 4 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY ("SAY-ON-PAY") VOTES BY STOCKHOLDERS ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	12
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	13
CORPORATE GOVERNANCE	14
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	19
NON-EMPLOYEE DIRECTOR COMPENSATION	21
EXECUTIVE OFFICERS	24
COMPENSATION DISCUSSION AND ANALYSIS	25
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	33
EXECUTIVE COMPENSATION TABLES	34
EQUITY COMPENSATION PLAN INFORMATION	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	42
ADDITIONAL INFORMATION	43

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CORSAIR GAMING, INC.
47100 Bayside Pkwy

Fremont, California 94538

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2021

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2021

This proxy statement and our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at our website at www.corsair.com and at www.proxyvote.com.

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these proxy materials?

We have made these proxy materials available to you on the Internet or, upon your request, have delivered paper proxy materials to you, because the board of directors of Corsair Gaming, Inc., or the Company, is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, or the 2021 Annual Meeting, or any adjournments or postponements that take place. The 2021 Annual Meeting will be held on May 20, 2021 at 10:00 a.m. Pacific Time, virtually at www.virtualshareholdermeeting.com/CRSR2021. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. As a stockholder, you are invited to attend the 2021 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2021 Annual Meeting to vote.

What is included in the proxy materials?

The proxy materials include:

•

This proxy statement, which includes information regarding the proposals to be voted on at the 2021 Annual Meeting, the voting process, corporate governance, the compensation of our directors and named executive officers, and other required information;

•	Our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and
•	The proxy card or a voting instruction card for the 2021 Annual Meeting.

The proxy materials are being mailed or made available to stockholders on or about April 9, 2021.

Why did I receive a Notice of Internet Availability of Proxy Materials, or the Notice, in the mail instead of a complete set of paper proxy materials?

We have elected to provide our proxy materials to our stockholders over the Internet as permitted by the rules of the U.S. Securities and Exchange Commission, or SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet, and how to request a paper copy of the proxy materials. All stockholders who have previously elected to receive a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail until the stockholder terminates such election.

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Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Who can vote at the 2021 Annual Meeting?

Only stockholders of record at the close of business on March 29, 2021 will be entitled to vote at the 2021 Annual Meeting. On this record date, there were 92,053,764 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on March 29, 2021, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual 2021 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2021 Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on March 29, 2021, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2021 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2021 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the virtual 2021 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals are scheduled for a vote?

There are four proposals scheduled for a vote at the 2021 Annual Meeting:

•	Proposal No. 1–To elect three Class I directors to hold office until the 2024 Annual Meeting of Stockholders or until their successors are elected;
•

Proposal No. 2–To ratify the selection, by the Audit Committee of our board of directors, of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021; and

•	Proposal No. 3–To hold a vote on a non-binding, advisory resolution approving the compensation of the Company’s named executive officers (a “Say-on-Pay” vote).
•	Proposal No. 4–To vote on the frequency of holding future stockholder advisory votes regarding compensation awarded to named executive officers.

How do I vote?

For Proposal No. 1, you may either vote “FOR” all nominees to our board of directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposal No. 2 and Proposal No. 3, you may either vote “FOR” or “AGAINST” or you may abstain from voting. For Proposal No. 4, you may either vote “3 YEARS,” “2 YEARS” or “1 YEAR” or you may abstain from voting.

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The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the virtual 2021 Annual Meeting or vote by proxy by telephone or Internet or by mail. Whether or not you plan to attend the 2021 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2021 Annual Meeting and vote by following the instructions described below even if you have already voted by proxy.

•

To vote by attending the virtual 2021 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/CRSR2021 during the 2021 Annual Meeting. You will need the 16-digit control number which appears on the enclosed proxy card (printed in the box and marked by the arrow) and the instructions accompanying these proxy materials. For additional details on the virtual meeting, please see page 4 of this proxy statement.

•

To vote by proxy by telephone or Internet. If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or other agent. To vote at the virtual 2021 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I vote my shares by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by telephone, by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a vote at the 2021 Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the Company’s common stock you own as of March 29, 2021.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1); “FOR” the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021 (Proposal No. 2); “FOR” the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers (Proposal No. 3) and “3 YEARS” for the frequency of holding future stockholder advisory votes regarding compensation awarded to named executive officers (Proposal No. 4). If any other matter is properly presented at the 2021 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

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Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the 2021 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.
•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at Corsair Gaming, Inc., 47100 Bayside Pkwy, Fremont, California 94538.
•	You may attend the virtual 2021 Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the 2021 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

How do I attend the virtual 2021 Annual Meeting?

The live audio webcast of the 2021 Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the 2021 Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

To attend the 2021 Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/CRSR2021 using the 16-digit control number on the proxy card or voting instruction form.

Can I submit questions prior to or at the virtual 2021 Annual Meeting?

Stockholders may submit questions and vote on the day of, or during, the 2021 Annual Meeting on www.virtualshareholdermeeting.com/CRSR2021. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our 2021 Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the 2021 Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the 2021 Annual Meeting. Answers to any questions not addressed during the meeting will be posted following the meeting on our website at https://ir.corsair.com. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than two questions from a single stockholder.

Is technical assistance provided before and during the virtual 2021 Annual Meeting?

Beginning 15 minutes prior to the start of and during the virtual 2021 Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

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If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call our support team at:

800 586 1548 (U.S. Domestic Toll Free)

303 562 9288 (International)

These numbers will not be able to help with procuring your 16-digit control number to gain access to the meeting. Control numbers can be found in your proxy materials or requested through your bank or broker.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the 2021 Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the 2021 Annual Meeting. On the record date, there were 92,053,764 shares outstanding and entitled to vote. Accordingly, the holders of 46,026,882 shares must be present at the 2021 Annual Meeting or represented by proxy to have a quorum. Your shares will be counted toward the quorum at the 2021 Annual Meeting only if you vote at the meeting, or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy may adjourn the 2021 Annual Meeting to another date.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the 2021 Annual Meeting. The Inspector of Elections will separately count:

•	“FOR,” “WITHHOLD” and broker non-votes for Proposal No. 1 (the election of directors);
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“FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for Proposal No. 2 (the ratification of the selection of KPMG LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2021); and

•	“FOR” and “AGAINST” votes, abstentions and broker non-votes for Proposal No. 3 (the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers).
•

“3 YEARS,” “2 YEARS,” “1 YEAR,” abstentions and broker non-votes for Proposal No. 4 (the advisory vote on the frequency of holding future stockholder advisory votes regarding compensation awarded to named executive officers).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal No. 1 to elect directors, Proposal No. 3 to vote on the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers and Proposal No. 4 to vote on the frequency of stockholder advisory votes regarding compensation awarded to named executive officers

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are “non-routine” matters, but Proposal No. 2 to ratify the selection of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021 is a “routine” matter. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1, Proposal No. 3 and Proposal No. 4. Broker non-votes will not be counted toward the vote total for any proposal at the 2021 Annual Meeting.

How many votes are needed to approve each proposal?

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Proposal No. 1–To elect three Class I directors to hold office until the 2024 annual meeting of the Company’s stockholders or until their successors are elected. The three nominees receiving the most “FOR” votes (from the votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non-votes will not be counted towards the vote total for this proposal.

•

Proposal No. 2–To ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non-votes) are required to approve this proposal. Because Proposal No. 2 is considered a “routine” matter, no broker non-votes are expected in connection with this proposal.

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Proposal No. 3–A non-binding, advisory resolution approving the compensation of the Company’s named executive officers. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non‑votes) are required to approve this proposal. Broker non-votes will not be counted towards the vote total for this proposal.

•

Proposal No. 4–To vote on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers.  The option of “3 YEARS,” “2 YEARS,” or “1 YEAR” that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.  Broker non-votes will not be counted towards the vote total for this proposal.

How can I find out the results of the voting at the 2021 Annual Meeting?

We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2021 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in the proxy materials for the 2022 annual meeting of the Company’s stockholders, your proposal must be submitted in writing by December 10, 2021, to the Company’s Corporate Secretary at Corsair Gaming, Inc., 47100 Bayside Pkwy, Fremont, California 94538. However, if the meeting is not held between April 20, 2022 and June 19, 2022, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.

If you wish to submit a proposal before the stockholders or nominate a director at the 2022 annual meeting of the Company’s stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify the Company’s Corporate Secretary in writing between January 20, 2022 and February 19, 2022. However, if the date of the 2022 annual meeting of the Company’s stockholders is more than 30 days before or more than 70 days after May 20, 2022, then you must give notice no earlier than the 120th day prior to that meeting and not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the board of directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our board of directors currently consists of eight directors divided into the three following classes:

•	The Class I directors are Andrew J. Paul, Samuel R. Szteinbaum and Jason Cahilly, and their terms will expire at the 2021 annual meeting of the Company’s stockholders;
•	The Class II directors are George L. Majoros, Jr., Anup Bagaria and Stuart A. Martin, and their terms will expire at the 2022 annual meeting of the Company’s stockholders; and
•	The Class III directors are Diana Bell and Randall J. Weisenburger, and their terms expire at the 2023 annual meeting of the Company’s stockholders.

Our current Class I directors, Andrew J. Paul, Samuel R. Szteinbaum and Jason Cahilly, have been nominated to serve as Class I directors and have agreed to stand for election. If the nominees for Class I are elected at the 2021 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2024 annual meeting of the Company’s stockholders, or until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the three nominees for Class I above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by the Company’s management or the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2021 Annual Meeting. Our board of directors and management encourage each nominee for director and each continuing director to attend the 2021 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THREE CLASS I NOMINEES FOR DIRECTOR.

CLASS I DIRECTORS – To be elected for a three-year term expiring at the 2024 annual meeting of the Company’s stockholders

Andrew J. Paul co-founded Corsair in 1994. He has served as our Chief Executive Officer and President since 1994 and we appointed Mr. Paul to our board of directors in September 2018. Previously, Mr. Paul served as President of the Multichip Division at Cypress Semiconductor Corporation, a provider of semiconductor devices. Mr. Paul also founded Multichip Technology, Inc., a provider of high-performance memory modules and electronics in 1987, and the business was sold to Cypress Semiconductor Corporation in 1993. Prior to that, he worked as a marketing manager at Integrated Device Technology, Inc. and in several sales and marketing positions at Fairchild Semiconductor Incorporated. Mr. Paul holds a B.Sc. (Hons) in Physics from The City University, London, England. We believe that Mr. Paul is qualified to serve on our board of directors due to his deep knowledge of the business as the co-founder of Corsair and his experience in the computer components and peripherals industry.

Samuel R. Szteinbaum is currently the Chief Executive Officer and Chairman of the board of directors for preschool provider The Wonder Years, which he founded in 1988. We appointed Mr. Szteinbaum to our board of

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directors in September 2018. Previously, Mr. Szteinbaum served as the chairman of the board of directors of Asetek, Inc., a public company that trades on the Oslo stock exchange, from February 2009 until October 2018. Mr. Szteinbaum also served as a member of the board of directors of Sococo, Inc., a private software company, from 2008 until 2012. From June 1984 to November 2008, Mr. Szteinbaum held various positions at Hewlett-Packard Company, including serving as Vice President of the Consumer Products Group (Desktop and Notebook Computing) from May 2002 through October 2005, and as Vice President of and Chief Learning Officer from October 2005 to November 2008. Mr. Szteinbaum earned a B.A. in Mathematics and Economics from the University of California, Santa Cruz and an M.S. in Management from Purdue University. We believe that Mr. Szteinbaum is qualified to serve on our board of directors due to his deep experience in the technology industry.

Jason Cahilly is currently the Chief Executive Officer of Dragon Group LLC, a private investment and consulting firm. We appointed Mr. Cahilly to our board of directors in September 2018. Mr. Cahilly also currently serves as a member of the boards of directors of Carnival Corporation & plc, a public travel and leisure company. Previously, Mr. Cahilly served as the Chief Strategic and Financial Officer of the National Basketball Association from January 2013 to June 2017, as well as a director of the board of NBA China. Prior to that, Mr. Cahilly spent 12 years at Goldman Sachs & Co., where he served as Partner, Global Co-Head of Media & Telecommunications. Mr. Cahilly earned a B.A. from Bucknell University in International Relations and Economics and a J.D. from Harvard Law School. We believe that Mr. Cahilly is qualified to serve on our board of directors due to his wealth of experience in a broad range of industries including in sports and entertainment.

CLASS II DIRECTORS – To continue in office until the 2022 annual meeting of the Company’s stockholders

George L. Majoros, Jr. has served as a member of our board of directors since August 2017. Mr. Majoros is currently a Co-Managing Partner of EagleTree Capital, LP, or EagleTree Capital, having first joined EagleTree Capital’s predecessor firm, Wasserstein Perella & Co., in 1993. He currently serves as a member of the board of trustees of Case Western Reserve University. Mr. Majoros has also served on the boards of directors of numerous public and private companies over the past 25 years. Prior to joining EagleTree Capital, Mr. Majoros practiced law with Jones, Day, Reavis & Pogue, where he specialized in contested takeovers, mergers and acquisitions and corporate and securities law. Mr. Majoros received his A.B. in Economics from the University of Michigan and his J.D. from Case Western Reserve University Law School. We believe that Mr. Majoros is qualified to serve on our board of directors due to his broad leadership skills and business experience gained in a variety of industries.

Anup Bagaria is currently Co-Managing Partner at EagleTree Capital, and we appointed Mr. Bagaria to our board of directors in September 2018. Mr. Bagaria joined EagleTree Capital’s predecessor firm, Wasserstein Perella & Co., in 1994 and has served on the boards of directors of numerous private companies over the past 25 years. He also served as the Chief Executive Officer of New York Media. Mr. Bagaria received his S.B. from the Massachusetts Institute of Technology. We believe that Mr. Bagaria is qualified to serve on our board of directors due to his broad leadership skills and business experience gained in a variety of industries.

Stuart A. Martin has served as a member of our board of directors since August 2017. Mr. Martin joined EagleTree Capital’s predecessor firm in 2004. Prior to EagleTree Capital, Mr. Martin worked at UBS Los Angeles, focusing on leveraged finance, consumer products and media transactions. Mr. Martin helps lead EagleTree’s investment activities in the consumer products sector. He currently serves on the board of directors for Invincible Boat Company. He previously served on the boards of directors of Harry & David, Paris Presents and So Delicious Dairy Free. Mr. Martin received his B.A. in Economics from Pomona College and was elected to Phi Beta Kappa. We believe that Mr. Martin is qualified to serve on our board of directors due to his extensive financial and strategic experience gained over many years.

CLASS III NOMINEES FOR DIRECTORS – To continue in office until the 2023 annual meeting of the Company’s stockholders

Diana Bell has served as a member of our board of directors since September 2020. Ms. Bell also currently serves as a member of the board of directors of the Sutter Health Bay Area Hospitals and Fresh Lifelines for Youth. From June 1975 to May 2007, Ms. Bell held various positions at Hewlett- Packard Company, each with increased impact and responsibility. There, she served as VP of the Mobile Computing Division and as Senior Vice President of the worldwide Total Customer Experience & Quality functions as well as Corporate Affairs. During the period following her work at HP, Ms. Bell provided one-off speaking or consulting engagements for organizations

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including: Pitney Bowes, Sun Power Corporation, the Leon H. Sullivan Foundation and the National Initiative for Service Excellence Inc. Ms. Bell served on the California Board of Accountancy from September 2009 to January 2015. From 2009 to April 2020, she served on the board of directors of Girl Scouts of Northern California. Ms. Bell holds a Bachelor of Science degree in Mathematics from Michigan State University and an M.B.A. from Clark Atlanta University. We believe that Ms. Bell is qualified to serve on our board of directors due to her extensive leadership experience in the technology industry.

Randall J. Weisenburger has served as a member of our board of directors since July 2018. He started Mile 26 Capital, LLC in January 2015. Previously, Mr. Weisenburger was the Executive Vice President and Chief Financial Officer of Omnicom Group Inc. from 1998 until September 2014. Before joining Omnicom, he was a founding member of Wasserstein Perella and a former member of the First Boston Corporation. At Wasserstein Perella, Mr. Weisenburger specialized in private equity investing and leveraged acquisitions. From 1993 through 1998, Mr. Weisenburger was President and Chief Executive Officer of the firm's merchant banking subsidiary, Wasserstein & Co. Additionally, he held various roles within WP's portfolio of investment companies including: Co-Chairman of Collins & Aikman Corp, CEO of Wickes Manufacturing, Vice Chairman of Maybelline Inc., and Chairman of American Law Media. Mr. Weisenburger currently serves as a member of the board of directors of Carnival Corporation & plc, Valero Energy Corporation and MP Materials Corp. Mr. Weisenburger previously served as a member of the Board of Overseers of the Wharton School of Business at the University of Pennsylvania, a trustee of Eisenhower Fellowships, as a member of the board of directors of the New York City Health & Hospital Foundation and of the US Ski and Snowboard Foundation. He earned a B.S. in Accounting and Finance from Virginia Polytechnic Institute and State University and an M.B.A. from The Wharton School at the University of Pennsylvania. We believe that Mr. Weisenburger is qualified to serve on our board of directors due to his experience as a senior executive of a large multi-national corporation and his extensive financial and accounting skill.

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PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and is seeking ratification of such selection by our stockholders at the 2021 Annual Meeting. KPMG has audited our financial statements for the fiscal years ended December 31, 2020 and 2019. Representatives of KPMG are expected to be present at the 2021 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, the audit committee is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of a majority of the shares cast at the 2021 Annual Meeting will be required to ratify the selection of KPMG.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.

The following information sets out the fees for professional services rendered by KPMG, during the fiscal years 2020 and 2019:

	Year Ended December 31,
	2020	2019

Audit Fees(1)	$1,801,316	$2,312,999
Audit-Related Fees(2)	816,500	324,944
Tax Fees(3)	333,189	827,193
All Other Fees(4)	—	—
Total All Fees	$2,951,005	$3,465,136

(1)

This category consists of fees for professional services for the audit of the Company’s 2020 and 2019 annual financial statements, the review of quarterly financial statements, and for services that are normally provided by the independent registered public accounting firm in connection with other statutory and regulatory filings or engagements in the years ended December 31, 2020 or 2019.

(2)

This category consists of fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and that are not reported under the Audit Fees category, including the professional services rendered in connection with our Registration Statement on Form S-1 related to our IPO, which was completed in September 2020.

(3)	This category consists of fees for professional services rendered for tax compliance, tax advice and tax planning.
(4)

This category consists of fees for any other products and professional services provided by the independent registered public accounting firm and includes subscription fees for access to on-line library of accounting research literature. We did not incur any fees in this category in the years ended December 31, 2020 or 2019.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at https://ir.corsair.com. The audit committee has considered the role of KPMG in providing audit and non-audit related services to the Company and has concluded that such services are compatible with KPMG’s role as the Company’s independent registered public accounting firm.

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PROPOSAL NO. 3

NON-BINDING, ADVISORY TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on a non-binding basis, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules, commonly known as a “Say-on-Pay” vote.  Accordingly, we are seeking a non-binding, advisory vote to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section of this proxy statement and the compensation tables and accompanying narrative disclosure that follow.

Our compensation committee and board of directors believe that the information provided in the “Compensation Discussion and Analysis” section of this proxy statement, compensation tables and accompanying narrative disclosure demonstrates that our executive compensation program is designed appropriately, emphasizes pay for performance and aligns management’s interests with our stockholders’ interests to support long-term value creation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

RESOLVED, that stockholders of Corsair Gaming, Inc. approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis,” compensation tables and the accompanying narrative disclosure of this proxy statement.

While the vote on this resolution is advisory and not binding on us, our compensation committee or board of directors, our compensation committee and board of directors values thoughtful input from stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions. Our board of directors has adopted a policy of providing for triennial advisory votes from stockholders on named executive compensation. Unless our board of directors modifies its policy on the frequency of future Say-on-Pay advisory votes, the next Say-on-Pay advisory vote will be held at the 2024 annual meeting of the Company’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE, ON A NON-BINDING, ADVISORY BASIS, FOR THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY ("SAY-ON-PAY") VOTES BY STOCKHOLDERS ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary

The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should seek an non-binding advisory vote from stockholders on the compensation of our named executive officers, i.e., how frequently to request future “Say-on-Pay” votes from stockholders. We are accordingly seeking a non-binding advisory vote from stockholders as to the frequency with which our stockholders should have an opportunity to provide an advisory approval - a “Say-on-Pay” - of our named executive officer compensation. We are providing our stockholders with the choice of selecting a frequency of three years, two years or one year, or abstaining from this advisory vote.

While we will continue to monitor developments in this area, our board currently plans to seek an advisory “Say-on-Pay” vote from stockholders every three years. We believe that this frequency is appropriate because an advisory vote held every three years will provide our Board and compensation committee with sufficient time to thoughtfully evaluate and respond to stockholder input and effectively implement desired changes to our compensation programs. Accordingly, our Board believes that a triennial vote is appropriate as it allows time for any changes to incentive programs to be designed and implemented and for the results to be evaluated and reported to stockholders. A triennial vote will also provide our stockholders with sufficient time to evaluate the effectiveness of incentive programs, compensation strategies and our performance.

The Board’s current plan is further based on the premise that this recommendation could be modified if it becomes apparent that a triennial frequency vote is not meaningful or another frequency would better allow us to achieve our corporate governance objectives.

Board Recommendation

Based on these factors, our board of directors recommends that future advisory votes by stockholders on named executive officer compensation occur every three years, until the next advisory vote on the frequency of future “Say-on-Pay” votes. Stockholders are not being asked to approve or disapprove our board’s recommendation, but rather to indicate their choice among the following frequency options: three years, two years or one year, or to abstain from voting on this item. If none of the frequency alternatives – three years, two years or one year - receives a majority of the votes cast, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by stockholders. Accordingly, we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the compensation of named executive officers of Corsair Gaming, Inc. (the “Company”) be submitted to an advisory vote by the Company’s stockholders every (a) 3 years, (b) 2 years, or (c) 1 year, with such alternative that receives the highest number of votes cast representing the vote of stockholders.

The vote on this resolution is advisory, and therefore not binding on the Company, the board of directors or its compensation committee. The board of directors may decide that it is in the best interests of the Company and its stockholders to hold future advisory “Say-on-Pay” votes more or less frequently than the frequency indicated by stockholders in voting on this proposal.  Irrespective of the outcome of the vote on this resolution, the Company’s first advisory “Say-on-Pay” vote will be at the Company’s 2021 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE, IN A NON-BINDING ADVISORY VOTE, THAT FUTURE ADVISORY VOTES BY STOCKHOLDERS ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE REQUESTED EVERY 3 YEARS.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our website at https://ir.corsair.com.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2020. The audit committee has discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board, or PCAOB. In addition, the audit committee has discussed with KPMG their independence, and received from KPMG the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with KPMG, with and without management present, the scope and results of KPMG’s audit of the financial statements for the fiscal year ended December 31, 2020.

Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Audit Committee

Randall J. Weisenburger

Jason Cahilly

Samuel R. Szteinbaum

Diana Bell

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CORPORATE GOVERNANCE

Board Composition

Director Independence

Our Board of directors currently consists of eight members. Our Board of directors has determined that all of our directors, as well as each individual nominated by our Board of directors for election to our Board of directors at the 2021 Annual Meeting, other than Messrs. Majoros, Paul, Bagaria and Martin, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Paul is not considered independent because he is an employee of our company. Messrs. Majoros, Bagaria and Martin are not considered independent because they are employees of EagleTree Capital, an affiliate of which, Corsair Group (Cayman), LP, or EagleTree, owns approximately 67.2% of our combined voting power as of March 29, 2021.

The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Controlled Company Exemption

Due to EagleTree holding more than 50% of the voting power for the election of directors, and, as a result, we are considered a “controlled company” for the purposes of the Nasdaq Rules. As such, we qualify for, and rely on, exemptions from certain corporate governance requirements. As a result, we are not subject to certain corporate governance requirements, including that a majority of our Board consists of “independent directors,” as defined under the Nasdaq Rules. In addition, we are not required to have a nominating and corporate governance committee or compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities or to conduct annual performance evaluations of the nominating and corporate governance and compensation committees. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Rules.

Currently, four out of eight of the directors on our Board are independent, two of the four directors on our compensation committee are independent and one of the four members of our nominating and corporate governance committee is an independent director.  Consequently, we are utilizing several of the exemptions available to “controlled companies” and may continue to do so in the future.

If at any time we cease to be a “controlled company” under the Nasdaq Rules, our board intends to take any action that may be necessary to comply with the Nasdaq Rules, subject to a permitted “phase-in” period.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Leadership Structure of the Board of Directors

Our board of directors exercises its discretion in combining or separating the roles of chair of the board and chief executive officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are separated, with Mr. Majoros

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serving as chair of the board and Mr. Paul serving as chief executive officer. Our board of directors has determined that separating the roles of chair of the board and chief executive officer is best for our company and its stockholders at this time because it allows Mr. Paul to focus on the day-to-day operation of our business and allows Mr. Majoros to focus on board-related matters. However, our board will continue to consider whether the positions of chair of the board and chief executive officer should be combined or separated at any given time as part of our succession planning process.

Role of the Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day‑to‑day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. While our board of directors is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk‑taking.

Meetings of the Board of Directors and Committees

During 2020, the board of directors met 12 times, the audit committee met six times, the compensation committee met seven times and the nominating and corporate governance committee, which had its charter approved in connection with our initial public offering in September 2020, did not meet in 2020. In that year, each director attended at least 75% of the meetings of the board of directors and the committees on which he or she served which occurred while such director was a member of the board of directors and such committees. As required under Nasdaq rules and regulations, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the reviews of our quarterly financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

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•

is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	review and assess treasury functions, including cash management processes;
•	consult with management to establish procedures and internal controls related to cybersecurity;
•	review and approve all related party transactions on an ongoing basis in accordance with our Related Person Transaction Policy and Procedures;
•	investigate any matters received with respect to ethics issues, complaints and associated investigations, including those reported through our ethics helpline;
•	reviews the audit committee charter and the audit committee’s performance.

The current members of our audit committee are Randall J. Weisenburger, who serves as the chair, Jason Cahilly, Samuel R. Szteinbaum and Diana Bell. After the 2021 Annual Meeting, and subject to election by our stockholders in the case of Mr. Cahilly and Mr. Szteinbaum, we expect that our audit committee will be composed of Mr. Weisenburger, as chair, Ms. Bell, Mr. Cahilly and Mr. Szteinbaum.

Each of the current members of our audit committee, as well as the expected members of our audit committee after the 2021 Annual Meeting, meets or will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Weisenburger is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of Mr. Weisenburger, Ms. Bell, Mr. Cahilly and Mr. Szteinbaum are independent under the heightened independence standards under the applicable rules of Nasdaq.

Our audit committee has been established in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders on the Company’s website at https://ir.corsair.com.

Compensation Committee

Our compensation committee has generalized supervisory responsibility for the compensation policies applicable to all of our employees, including periodic reviews of the adequacy of our compensation structure, performance review procedures, employee turn-over and retention, successorship plans and other human resource issues. Our compensation committee reviews and approves or recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves or recommends corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and recommends to our board of directors the compensation of these officers based on such evaluations. The compensation committee also reviews and recommends to our board of directors the grant of stock options and other awards under our stock plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The current members of our compensation committee are Jason Cahilly, who serves as the chair, Anup Bagaria, George L. Majoros, Jr. and Samuel R. Szteinbaum. After the 2021 Annual Meeting and subject to election by our stockholders in the case of Mr. Cahilly and Mr. Szteinbaum, we expect that our compensation committee will be composed of Mr. Cahilly, as chair, Mr. Bagaria, Mr. Majoros and Mr. Szteinbaum.

We utilize certain of the “controlled company” exceptions which exempts us from the requirement that we have a compensation committee composed entirely of independent directors. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders on our website at https://ir.corsair.com.

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Our compensation committee has retained Compensia, Inc., or Compensia, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the compensation committee in developing appropriate incentive plans for our executives on an annual basis, to provide the compensation committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia reports directly to the compensation committee and does not provide any non-compensation-related services to us. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Compensia addressed each of the six independence factors established by the SEC and Nasdaq with our compensation committee. Its responses affirmed the independence of Compensia on executive compensation matters. Based on this assessment, our compensation committee determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, our compensation committee evaluated the independence of its other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for our compensation committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. The current members of our nominating and corporate governance committee are George L. Majoros, Jr., who serves as the chair, Anup Bagaria, Stuart A. Martin and Samuel R. Szteinbaum. After the 2021 Annual Meeting and subject to election by our stockholders in the case of Mr. Szteinbaum, we expect that our nominating and corporate governance committee will be composed of Mr. Majoros, as chair, Mr. Bagaria, Mr. Martin and Mr. Szteinbaum.

We utilize certain of the “controlled company” exceptions which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at https://ir.corsair.com.

The nominating and corporate governance committee will consider individuals who are properly proposed by stockholders to serve on the board of directors in accordance with laws and regulations established by the SEC and the Nasdaq listing requirements, our bylaws and applicable corporate law, and make recommendations to the board of directors regarding such individuals based on the established criteria for members of our board of directors. The nominating and corporate governance committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations.

For a stockholder to make any nomination for election to the board of directors at an annual meeting, the stockholder must provide notice to the company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at Corsair Gaming, Inc., 47100 Bayside Pkwy, Fremont, California 94538.

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Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	experience as a board member or executive officer of another publicly held company;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.

Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. Our Code of Ethics and Business Conduct is available on our website. Our Code of Ethics and Business Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S‑K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Director Attendance at Annual Meetings

Our board of directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our board of directors and management team encourage all of our directors to attend the 2021 Annual Meeting.

Stockholder Communications with the Board of Directors

A stockholder may communicate with the board of directors, or an individual director, by sending written correspondence to the Company’s Corporate Secretary at Corsair Gaming, Inc., 47100 Bayside Pkwy, Fremont, California 94538. The Corporate Secretary will review such correspondence and forward it to the board of directors, or an individual director, as appropriate.

Compensation Committee Interlocks and Insider Participation

During 2020, our compensation committee consisted of Mr. Cahilly, as chair, Mr. Bagaria, Mr. Majoros and Mr. Szteinbaum. None of the members of our compensation committee have at any time been one of our officers or employees. None of our executive officers currently serves, or has in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions during our last fiscal year to which we have been a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Investor Rights Agreement

In connection with our initial public offering in September 2020, we entered into the Investor Rights Agreement. The Investor Rights Agreement grants EagleTree the right to designate the chairman of our board of directors for so long as EagleTree and its affiliates beneficially own at least 20% of our common stock. EagleTree is also able to nominate five directors to our board of directors as long as EagleTree and its affiliates beneficially own at least 50% of our common stock, four directors as long as EagleTree and its affiliates beneficially own at least 40% and less than 50% of our common stock, three directors as long as EagleTree and its affiliates beneficially own at least 30% and less than 40% of our common stock, two directors as long as EagleTree and its affiliates beneficially own at least 20% and less than 30% of our common stock, and one director so long as EagleTree and its affiliates beneficially own at least 10% and less than 20% of our common stock. Furthermore, as long as EagleTree and its affiliates beneficially own at least 20% of our common stock, a change to the size of our board of directors requires approval by a majority of the EagleTree director designees. In addition, in the event a vacancy on the board of directors is created by the resignation of an EagleTree director designee, a majority of the remaining EagleTree director designees will have the right to have the vacancy filled by a new EagleTree director‑designee. If there are no EagleTree director designees on our board of directors, the vacancy will be filled by a nominee designated by EagleTree. As long as EagleTree and its affiliates beneficially own at least 50% of our common stock, directors may be removed with or without cause upon a majority vote of our stockholders. Pursuant to the Investor Rights Agreement, as long as EagleTree and its affiliates beneficially own at least 20% of our common stock, EagleTree director designees will serve on our compensation committee and nominating and corporate governance committee, subject to applicable Nasdaq rules.

In addition, our amended and restated certificate of incorporation and amended and restated bylaws permits, for as long as affiliates of EagleTree maintain beneficial ownership of at least 50% of our outstanding common stock, stockholder action by majority written consent, special meetings to be called by a majority of stockholders and amendments to our amended and restated certificate of incorporation and bylaws to be approved by a majority of our stockholders.

Registration Rights Agreement

We also entered into a registration rights agreement, or the Registration Rights Agreement, with EagleTree, certain stockholders, and other persons who may become party thereto. Subject to certain conditions, the Registration Rights Agreement provides certain affiliates of EagleTree with two “demand” registrations per year in the initial 12 months following the date of our initial public offering and three “demand” registrations per year from and after the date that is 12 months after our initial public offering; provided, that if any time after the 12 months following our initial public offering we are not eligible to file a Form S‑3 shelf registration statement or for any other reason the “demand” registration statement is required to be filed on Form S‑1, we will only be required to effect “two” demand registrations per year. In addition, we are required to file a shelf registration statement to register EagleTree’s shares whenever we are eligible to file a Form S‑3 shelf registration statement, and we are required to file an automatic shelf registration statement to the extent that we are qualified to do so. Under the Registration Rights Agreement, all holders of registrable securities party thereto are provided with customary unlimited “piggyback” registration rights following an initial public offering, with certain exceptions. The Registration Rights Agreement also provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

Reorganization

In connection with the consummation of our initial public offering in September 2020, we completed a corporate reorganization, or the Reorganization. In connection with the Reorganization, we entered into Exchange Agreements with certain unitholders of EagleTree pursuant to which such unitholders exchanged EagleTree units for shares of

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our common stock on a pro rata basis to their holdings in EagleTree prior to the Reorganization. Mr. Paul entered into one of these Agreements and his units in EagleTree were exchanged for our common stock.

EagleTree Credit Facilities Holdings

Affiliates of EagleTree held $4.0 million of the outstanding principal amount of the Second Lien Term Loan. Andrew J. Paul, our Chief Executive Officer, previously held $4.0 million of the outstanding principal of the Second Lien Term Loan. However, in the fourth quarter of 2019, Mr. Paul sold $2.0 million of this interest to an entity owned and controlled by Jason Cahilly, one of the members of our board of directors, and the remaining $2.0 million to an unrelated third party. We subsequently repaid all outstanding balances on the Second Lien Term Loan and consequently none of our directors, officers or holders of more than 5% of our capital stock holds any of our indebtedness.

Director and Executive Officer Compensation

Please see “Non-Employee Director Compensation” and “Executive Compensation Tables” for information regarding compensation of directors and executive officers.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements will require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Other Transactions

A company affiliated with Eagletree provides management and consulting services relating to our business and operations. We incurred $0.1 million for 2020, which covers travel and out‑of‑pocket expenses related to such services. This agreement was terminated with respect to our company upon the consummation of our initial public offering.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our audit committee charter, our audit committee will be responsible for reviewing and approving any related person transaction and in doing so will consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. Since the adoption of this policy, we have followed all policies and procedures in reviewing, approving and ratifying related person transactions.

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NON-EMPLOYEE DIRECTOR COMPENSATION

Our board of directors is committed to attracting and retaining a highly experienced, capable and diverse group of non‑employee directors, including through pay levels and compensation practices that are competitive relative to other publicly‑listed companies. In connection with our initial public offering and related Reorganization, the options held by Messrs. Cahilly, Szteinbaum, and Weisenburger (the only non‑employee directors who held outstanding options at the time of our initial public offering) were converted into equivalent options to purchase shares of Corsair Gaming, Inc.’s common stock and were assumed by Corsair Gaming, Inc. In addition, we reimburse our non‑employee directors for travel and other necessary business expenses incurred in the performance of their services for us. An entity controlled by Mr. Cahilly was also compensated in 2019 and 2020 for certain consulting services provided to us outside of Mr. Cahilly’s role as a director.

In February 2020, we adopted a non‑employee director compensation policy for our non‑employee directors who are not affiliated with our principal investors. Pursuant to the director compensation policy, our eligible non‑employee directors would receive cash compensation, paid quarterly, as follows:

•	Each non‑employee director would receive an annual cash retainer in the amount of $65,000 per year.
•

The chairperson of the audit committee would receive additional annual cash compensation in the amount of $30,000 per year for such chairperson’s service on the audit committee. Each non‑chairperson member of the audit committee would receive additional annual cash compensation in the amount of $15,000 per year for such member’s service on the audit committee.

•

The chairperson of the compensation committee would receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the compensation committee. Each non‑chairperson member of the compensation committee would receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the compensation committee.

•

Each member of the nominating and corporate governance committee would receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the nominating and corporate governance committee.

Under the director compensation policy, each eligible non‑employee director who would have served as a director for at least one year prior to applicable anniversary of the effective date of the policy would receive, within 30 days following each anniversary of the effective date of the director compensation policy, the following equity awards: (i) an option to purchase that number of units equal to the quotient of (a) $50,000 divided by (b) the fair market value per unit on the date of grant, or the Annual Option Award, and (ii) a number of units equal to the quotient of (a) $50,000 divided by (b) the fair market value per unit on the date of grant, or the Annual Unit Award, collectively, the Annual Equity Awards. The Annual Equity Awards would be fully vested on the date of grant, subject to the director’s continued service through the applicable date of grant. In addition, pursuant to the terms of the director compensation policy, (1) all equity awards outstanding and held by an eligible non‑employee director would vest in full immediately prior to the occurrence of a change in control; (2) the equity awards granted under the policy would be subject to mandatory adjustment in the event of certain changes in capitalization and certain similar qualifying events; (3) the equity awards granted under the policy would not be subject to any mandatory redemption under the equity plan; and (4) vested equity awards granted under the policy would be exercisable at any time until the earlier to occur of (i) a change in control or (ii) the 10 year anniversary of the grant date of the applicable award.

In connection with our initial public offering, we approved an updated compensation policy for our non‑employee directors (other than any individual who is (1) an employee of the company or any parent or subsidiary or (2) serving on the board as a stockholder representative), or the Updated Director Compensation Program, which superseded the director compensation policy discussed above.

Pursuant to the Updated Director Compensation Program, our non‑employee directors will receive cash compensation as follows:

•	Each non‑employee director will receive an annual cash retainer in the amount of $65,000 per year.

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•

The chairperson of the audit committee will receive additional annual cash compensation in the amount of $30,000 per year for such chairperson’s service on the audit committee. Each non‑chairperson member of the audit committee will receive additional annual cash compensation in the amount of $15,000 per year for such member’s service on the audit committee.

•

The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the compensation committee. Each non‑chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the compensation committee.

•

The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $12,500 per year for such chairperson’s service on the nominating and corporate governance committee. Each non‑chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the nominating and corporate governance committee.

Under the Updated Director Compensation Program, each non‑employee director who is initially elected or appointed to the board subsequent to our initial public offering on any date other than the date of an Annual Meeting will automatically, on the date of such director’s election or appointment, be granted the following, or the Initial Awards: (a) an option to purchase shares of our common stock, which option will have an aggregate value on the date of grant of $50,000 (pro‑rated for any partial time from the director’s start date through the date of the next Annual Meeting), and (b) restricted stock units, or RSUs, with an aggregate value on the date of grant of $50,000 (pro‑rated for any partial time from the director’s start date through the date of the next Annual Meeting). Each non‑employee director who serves on the board as of any Annual Meeting (and will continue serving following such Annual Meeting) will automatically, on the date of such Annual Meeting, be granted the following, or the Annual Awards: (a) an option to purchase shares of our common stock, which option will have an aggregate grant date value on the date of grant of $50,000, and (b) restricted stock units with an aggregate value on the date of grant of $50,000.

In addition, under the Updated Director Compensation Program, upon the consummation of our initial public offering, each non‑employee director who was serving on the board was automatically granted the following, or the IPO Awards: (a) an option to purchase shares of our common stock, which option had an aggregate value on the date of grant of $37,500, and (b) RSUs with an aggregate value on the date of grant of $37,500. Such awards will vest on the first anniversary of the date of grant, subject to continued service through such date. In satisfaction of the Annual Equity Awards under the director compensation policy in place prior to our initial public offering, each non‑employee director, effective as of the consummation of the initial public offering, also was granted the following awards: (a) an option to purchase shares of our common stock, which option had an aggregate value on the date of grant of $50,000, and (b) RSUs with an aggregate value on the date of grant of $50,000. Such awards for service under the prior director compensation policy were fully vested on the date of grant in accordance with such policy.

The Initial Awards and the IPO Awards will vest on the first anniversary of the date of grant, subject to continued service through each applicable vesting date. The Annual Awards will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholders’ meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date. The exercise price per share of director options will be equal to the fair market value of a share of our common stock on the grant date, and all equity awards held by the directors will vest in full upon the consummation of a Change in Control (as defined in the 2020 Plan). In accordance with the 2020 Plan, the sum of the value of all equity awards and cash that may be granted to a non‑employee director during any calendar year shall not exceed $1,000,000 for such director’s first year of service as a director and $500,000 for each year thereafter.

In April 2020, we granted each of Messrs. Cahilly, Szteinbaum and Weisenburger an option to purchase 19,796 shares of our common stock, that was fully vested on the date of grant in consideration for the Annual Equity Awards that would have been made under our prior director compensation program had it been in effect for 2019. At the time of our initial public offering in September 2020, each of Messrs. Cahilly, Szteinbaum and Weisenburger

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and Ms. Bell were granted an IPO Award covering 2,206 restricted stock units and an option to purchase 5,636 shares of common stock. In addition, Messrs. Cahilly, Szteinbaum and Weisenburger were granted 2,941 restricted stock units and an option to purchase 7,743 shares, each of which were fully vested on grant under our prior director compensation program.

Our board of directors and compensation committee considered all material information available when determining the compensation programs for our non‑employee directors, including in particular data provided by Compensia, who provided data relating to companies having market capitalizations and industries similar to ours. While our board of directors and compensation committee reviewed the statistical compensation data and elements derived from this supplemental industry information when determining the compensation for our director compensation programs, our board of directors and our compensation committee did not benchmark director compensation against any single company or an identifiable select group of companies.

The following table summarizes the total compensation earned during the year ended December 31, 2020 by our non‑employee directors.

	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Other ($)(2)	Total ($)

Anup Bagaria	—	—	—	—	—
Jason Cahilly	100,000	87,499	139,614	63,332	390,445
George L. Majoros, Jr.	—	—	—	—	—
Stuart A. Martin	—	—	—	—	—
Samuel R. Szteinbaum	97,500	87,499	139,614	—	324,613
Randall J. Weisenburger	95,000	87,499	139,614	—	322,113
Diana Bell(3)	21,739	37,502	37,703	—	96,944

(1)

Amounts shown represent the grant date fair value of options and restricted stock units granted during fiscal year 2020 as calculated in accordance with ASC Topic 718. See Note 11 of the combined consolidated financial statements included in our Annual Report on Form 10-K filed on March 11, 2021. As of December 31, 2020, each of Messrs. Cahilly, Szteinbaum and Weisenburger and Ms. Bell held options to purchase 83,175, 83,175, 83,175 and 5,636, respectively, and each of Messrs. Cahilly, Szteinbaum and Weisenburger and Ms. Bell held 2,206 restricted stock. No other directors held any equity awards as of December 31, 2020.

(2)	Amounts shown represent amounts earned by an entity controlled by Mr. Cahilly for consulting services provided to us in 2020.
(3)

Ms. Diana Bell joined our board of directors immediately prior to the effectiveness of our initial public offering in 2020 and her compensation was pro‑rated to reflect her partial service to us in 2020.

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EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 29, 2021:

Name	Age	Position(s)
Andrew J. Paul	63	Chief Executive Officer and Director
Michael G. Potter	54	Chief Financial Officer
Thi L. La	55	President and Chief Operating Officer
Bertrand Chevalier	49	Executive Vice President, Gaming
Gregg A. Lakritz	59	Vice President, Corporate Controller

Mr. Paul’s biographical information is set forth in “Proposal No. 1–Election of Directors” in this proxy statement.

Michael G. Potter has served as our Chief Financial Officer since November 2019. Previously, Mr. Potter worked as a business consultant, including interim Chief Financial Officer work and advising a large pension fund. Prior to that, from July 2011 to May 2016, Mr. Potter was Chief Financial Officer and Chief Legal Officer at Canadian Solar, a company listed on the Nasdaq Exchange. Prior to that, Mr. Potter spent 10 years in the semiconductor industry holding multiple Chief Financial Officer roles at public companies including Lattice Semiconductor Corporation, Neophotonics and STATS ChipPac. Prior to that, Mr. Potter worked for six years at Honeywell in various financing and accounting positions, and at KPMG in Montreal working as an auditor. Mr. Potter is a member of the board of Cordelio Power, Inc. and serves as the chair of its audit committee. Mr. Potter is a Chartered Professional Accountant (CPA), CA. He received a Graduate Diploma of Public Accountancy from McGill University, and a BComm in Accounting from Concordia University.

Thi L. La has served as our President since January 2021 and as our Chief Operating Officer since August 2013. From May 2010 to August 2013 she served as our Senior Vice President and General Manager of our gaming PC component unit. Previously, from April 2008 to July 2010, Ms. La served as the Vice President of Global Operations and Information Technology at Opnext, Inc., a designer and manufacturer of optical gaming, modules and subsystems for communications uses. From 1997 to 2008 she held various positions at HP, including Director of Consumer Desktop PC, Display and Accessories for North America. Ms. La holds a B.S. in Electrical Engineering from San Jose State University.

Bertrand Chevalier has served as our Executive Vice President, Gaming since January 2021. Previously, Mr. Chevalier served as our Chief Sales Officer from August 2020 to January 2021 and our Senior Vice President, Worldwide Sales from January 2014 to August 2020. From September 2013 to December 2013, he served as our Vice President of Marketing, from January 2012 to August 2013 he served as our Senior Director of Product Marketing, and from May 2010 to January 2012 he served as our Director of Channel Marketing. Previously, from December 1995 to May 2010, he held various positions at Hewlett Packard, Inc., including Senior Operations & Supply Chain Manager. Mr. Chevalier holds a Master of Engineering from lnstitut Catholique d' Arts et Metiers.

Gregg A. Lakritz has served as our Vice President, Corporate Controller since November 2017. From July 2017 until October 2017 he served as a Senior Strategic Consultant at Trimble Inc., or Trimble. From September 2011 until June 2017 he worked at Harmonic Inc., a publicly traded company which sells high-performance video software and cable access solutions, where he served initially as the Vice President and Corporate Controller from September 2011 until December 2014, and then as Chief Accounting Officer, Vice President and Corporate Controller. Previously, he also served as a Corporate Controller at Trimble, from October 2005 until September 2011. Mr. Lakritz is a Certified Public Accountant and he earned a B.A. in Accounting from the University of Wisconsin-Milwaukee and an M.B.A. from the University of Wisconsin-Madison.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis Summary

The following discussion and analysis of compensation arrangements of our named executive officers, or NEOs, should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Our board of directors together with input from our compensation committee, who is appointed by our board of directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near‑term corporate targets as well as long‑term business objectives. All total direct compensation matters in respect to our NEOs have been and will continue to be formally determined by Corsair Gaming, Inc.’s board of directors following recommendation from its compensation committee.

Our NEOs for fiscal year 2020 were as follows:

•	Andrew J. Paul, Chief Executive Officer;
•	Thi L. La, President and Chief Operating Officer;
•	Michael G. Potter, Chief Financial Officer;
•	Bertrand Chevalier, Executive Vice President, Gaming; and
•	Gregg A. Lakritz, Vice President, Corporate Controller.

In January 2021, Ms. La was promoted from our Chief Operating Officer to President and Chief Operating Officer, and Mr. Chevalier was promoted from our Chief Sales Officer to our Executive Vice President, Gaming.

Compensation Philosophy and Objectives

Our executive compensation program is designed to reward financial results and effective strategic leadership through the use of both short‑term rewards and long‑term incentives and to promote alignment of the financial interests of our executive officers with our stockholders. We seek to provide total direct compensation (salary, annual bonus and equity grants) that allows us to be competitive in the labor markets where we compete for executive talent, adjusted as necessary to take into consideration other relevant factors such as the senior executive’s performance, experience and responsibilities. We seek to attract, retain and motivate the most highly‑qualified executives to manage each of our business functions. We seek individuals who we believe will be able to contribute to our business, our vision of future success and our culture and values, and who will promote the long‑term interests and growth of our company. We believe our compensation program encourages an ownership mentality by our executives by linking actual pay to operating performance and increasing stockholder value. We believe executive officer compensation should be structured in a straightforward manner while evolving with our company as it grows and evolves.

In determining the form and amount of compensation payable to the named executive officers, we are guided by the following objectives and principles:

•

Compensation levels should be designed to attract, retain and motivate exceptional executives in the markets in which we operate. The market for talented management is highly competitive in our industry. We aim to provide an executive compensation program that attracts, retains and motivates high‑performing talent and rewards them for maintaining and extending our competitive position within our industry.

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•

Long‑term equity‑based compensation should align executives’ interests with our shareholders’ interests. Long‑term incentive awards, including equity‑based compensation, incentivize executives to manage the company from a perspective that is aligned with our shareholders in promoting long‑term growth and appropriate risk‑taking and risk‑mitigation.

•

Compensation should relate directly to performance, with variable compensation constituting a significant portion of total compensation. We seek to provide our executives with an ability to earn significantly differentiated rewards for outstanding performance against individual, business unit and company goals. Accordingly, a significant portion of total direct compensation is variably tied to our financial, operational and strategic performance, as well as to business unit and individual performances. Similarly, executives with greater roles and abilities to directly impact our goals and long‑term results bear proportionately greater risk if our performance goals are not achieved.

•

Compensation programs should be straightforward, clear and evolve with our business. We aim to ensure our executive compensation program provides straightforward and clear incentives to our employees, and that it will adapt and evolve to reflect the growth and development of our company over time.

Determination of Compensation

Our compensation committee initially determines the compensation policy and total direct compensation payable to all of our NEOs, together with input from our Chief Executive Officer, and makes recommendations to our board of directors for their formal approval. The compensation committee and the board of directors interact with management on compensation issues primarily through communications, meetings and discussions with the Chief Executive Officer and the Chief Human Resources Officer, who also attend meetings of the compensation committee and/or board of directors as requested by the compensation committee and board of directors. As part of the fiscal 2020 annual compensation determination process, the Chief Executive Officer recommended to the compensation committee at the beginning of the year key initiatives and goals for the company and for each NEO. The compensation committee then presented its recommendations to the board of directors for formal approval. In addition, the compensation committee reviews and initially determines total director compensation for our Chief Executive Officer and then recommends such to our board of directors for formal approval. Our Chief Executive Officer does not participate in any formal decisions by our compensation committee or board of directors regarding decisions on his own compensation and he recuses himself from formal votes when his compensation is decided. At the end of each year, the board of directors after recommendation from our compensation committee annually evaluates and formally determines our company‑wide performance against the operating plan and performance targets that had been approved for the prior fiscal year. The compensation committee also meets periodically to discuss compensation‑related matters as they arise during the year.

In early fiscal 2021, after completion of the fiscal 2020 year, the Chief Executive Officer reviewed with the compensation committee the results of those initiatives, progress towards goals and other material items relating to overall company performance and each NEO. The Chief Executive Officer and the compensation committee also reviewed competitive market analysis provided by independent consultant Compensia. The Chief Executive Officer provided the compensation committee with recommended total direct compensation levels for fiscal 2020 and targeted for fiscal 2021 for each NEO except for his own. The compensation committee then determined the fiscal 2020 actual and 2021 targeted total direct compensation for each of our NEOs.

As part of the 2020 process in early fiscal 2021, the board of directors and the compensation committee consulted compensation surveys prepared by Compensia and gain a general understanding of current compensation practices. The surveys provided by Compensia report statistics on the total compensation, position and responsibilities of executives employed by similarly situated companies in our industry. While our board of directors and compensation committee reviewed the statistical compensation data and elements derived from this supplemental industry information, the surveys did not include, nor were our board of directors or compensation committee be aware of, the identity of any of the surveyed companies. As a result, our board of directors and compensation committee did not benchmark executive compensation against any single company or any select group of companies.

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Our compensation committee recommended for approval by our board of directors (and our board of directors formally approved) our actual executive compensation for each NEO for fiscal 2020 and targets for fiscal 2021.

Components of Compensation for Fiscal Year 2020

Our performance‑driven compensation program for our NEOs consists of the following main components:

•	base salary;
•	annual cash bonus;
•	long‑term equity awards;
•	benefits;
•	perquisites; and
•	termination‑based compensation.

We will continue to build our executive compensation program around each of these elements because each individual component is useful in furthering our compensation philosophy and we believe that, collectively, they are effective in achieving our overall objectives.

Base Salary. We provide our NEOs with a base salary to provide a fixed level of compensation for their service to our company during each fiscal year. The base salary payable to each NEO is intended to provide a fixed component of compensation that adequately reflects the executive’s qualifications, experience, role and responsibilities. Base salary amounts are established based on consideration of, among other factors, the scope of the NEO’s position, responsibilities and years of service and the board of directors’ general knowledge of the competitive market, based on, among other things, experience with other similarly situated companies and our industry. The compensation committee reviews annually each NEO’s performance and may increase the respective base salary at its discretion if merited by performance or other market factors necessary to attract, retain and motivate our executives. Base salaries for fiscal 2020 were established for our NEOs in February 2020 after performance results for the prior fiscal year were available.

For fiscal year 2020, the compensation committee recommended and the board of directors formally approved an annual salary increase for each of our NEOs (except for Mr. Potter, who joined in November 2019) based on our board of director’s evaluation and recommendations from our compensation committee and Chief Executive Officer relating to each NEO’s performance and after evaluating compensation surveys prepared by Radford and considering all other relevant facts and circumstances. The following table represents our NEOs’ base salaries after giving effect to the annual base salary increases.

Name	Percentage Increase (%)	Base Salary Effective January 1, 2020 ($)*

Andrew J. Paul, Chief Executive Officer	4.5	702,109
Thi L. La, Chief Operating Officer	5.0	536,156
Michael G. Potter, Chief Financial Officer	0.0	450,000
Bertrand Chevalier, Chief Sales Officer	5.0	421,575
Gregg A. Lakritz, Vice President, Corporate Controller	3.2	263,220

*

In connection with a promotion in August 2020, Mr. Chevalier’s 2020 base salary increased to $442,654. Mr. Chevalier’s 2020 base salary as of January 1, 2020 reflected an increase of 5% from his prior salary.

Annual Cash Bonus. Annual cash bonus payments are intended to reward short‑term company‑wide, business unit and individual performances and achievements. In fiscal 2020, each NEO’s target annual cash bonus comprises a significant portion of their respective total cash compensation opportunity, supporting our objective to emphasize pay for performance. As a cornerstone of our compensation policy, we aim to create a direct correlation between the

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executive’s role and responsibilities and the ability to earn variable pay. Our annual cash bonus plans are designed to motivate and reward our executives for achieving and exceeding corporate, business unit, and individual goals, thereby tying the executives’ interests to those of our stockholders. The annual cash bonus program is reviewed and approved annually by our board of directors after receiving recommendations from our compensation committee and our Chief Executive Officer.

Each of our NEOs was eligible for performance‑based cash incentives under our annual bonus program in 2020.

Target Annual Cash Bonus Amounts. Our board of directors expresses each executive’s target annual cash bonus opportunity as a percentage of base salary actually paid in the applicable fiscal year. The board of directors after recommendation from the compensation committee, and with reference to Radford market data, set these rates based on each participating executive’s experience in his or her role, level and scope of responsibility held and other relevant factors.

In February 2020, the Chief Executive Officer provided the compensation committee with his recommendations regarding the fiscal 2020 target bonus amounts for our NEOs other than himself. The compensation committee accepted the Chief Executive Officer’s recommendations. These amounts were established by the compensation committee and, in turn, our board of directors after further taking into consideration the Radford data described above, historical bonus payout levels, the challenging Corporate Performance Factor established by the compensation committee for fiscal 2020 and the compensation committee’s philosophy to emphasize performance‑based pay. For fiscal year 2020, our board of directors after recommendations from our compensation committee established target bonus opportunities of 100% of base salary for Mr. Paul, 80% for Ms. La, 65% for Messrs. Potter and Chevalier and 40% for Mr. Lakritz.

Performance Goals. When determining the annual cash bonus amounts to be ultimately paid to our NEOs under the annual cash bonus program, the board of directors after recommendation from the compensation committee compares corporate, business unit and individual performances against goals established at the beginning of the year. Two‑thirds of each NEO’s total cash bonus opportunity is a function of the Corporate Performance Factor and the remaining one‑third is a function of each NEO’s individual performance (the Individual Performance Factor). Accordingly, for fiscal 2020, the annual cash bonus opportunities for our NEOs in respect to the Corporate Performance Factor and the Individual Performance Factor, respectively, were as follows: $468,073 and $234,036 for Mr. Paul, $285,950 and $142,975 for Ms. La, $195,000 and $97,500 for Mr. Potter, $191,364 and $95,681 for Mr. Chevalier (after giving pro rata effect to his base salary increase in August 2020) and $70,192 and $35,096 for Mr. Lakritz.

Corporate Performance Factor. The Corporate Performance Factor is established by the board of directors after recommendation from the compensation committee and is based on our revenue minus expenses excluding tax and interest and certain non‑GAAP adjustments. The Corporate Performance Factor is intended to be an internal financial measure that may be adjusted for extraordinary and/or non‑recurring items, not calculated in accordance with GAAP and is not intended to reconcile with our non‑GAAP financial measures. Our board of directors after recommendation from the compensation committee sets threshold, target, and maximum achievement levels. The Corporate Performance Factor for each year is established by the compensation committee and, in turn, approved by our board of directors, taking into account historical performance, company and industry growth, the company’s annual operating plan, consultation with management, investor guidance and such other factors as the compensation committee deems appropriate. In February 2020, the compensation committee set the Corporate Performance Factor for fiscal 2020 at $104.8 million. The compensation committee believed this target represented a challenging performance goal.

In April 2020, the compensation committee also determined that the Corporate Performance Factor would have a threshold level for annual cash bonus payouts at 85% of the Corporate Performance Factor being achieved (resulting in a preliminary annual cash bonus payout amount of 25%), would meet target at 100% of the Corporate Performance Factor being achieved (resulting in a preliminary annual cash bonus payout amount of 100%) and would be at its maximum at 115% of the Corporate Performance Factor being achieved (resulting in a preliminary annual cash bonus payout amount of 200%). Amounts between threshold, target and maximum levels would be determined using linear interpolation.

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The actual amounts paid to our NEOs, other than our Chief Executive Officer, in respect of the Individual Performance Factor portion of the annual cash bonus are determined, after holistic assessments of each NEO’s performance for the given year, by our compensation committee and board of directors upon recommendation from our Chief Executive Officer. In the case of our Chief Executive Officer, our board of directors, upon recommendation from our compensation committee, determines the actual amount of the portion of the annual cash bonus to be paid in respect of the Individual Performance Factor. The portion of the annual cash bonus payable with respect to the Individual Performance Factor for NEOs with performance that did not meet expectations is expected to be zero.

Following the end of fiscal year 2020, our Chief Executive Officer made recommendations regarding each NEO’s (other than for his own) overall individual performance and portion of cash bonus payable in respect to the Individual Performance Factor. After discussion and deliberation, the compensation committee and board of directors also reviewed our Chief Executive Officer’s overall performance for fiscal 2020 in establishing his cash bonus amount to be paid in respect to the Individual Performance Factor.

Certification of Performance Goal Achievement. Following the end of fiscal 2020, the compensation committee reviewed actual EBIT achieved during fiscal 2020. The compensation committees certified a EBIT amount of $220 million for fiscal 2020 which was 210% of the fiscal 2020 Corporate Performance Factors. This determination resulted in a EBIT preliminary bonus payout percentage of 200%. This resulted in a payout of the Corporate Performance Factor of $936,146 for Mr. Paul, $571,900 for Ms. La, $390,000 for Mr. Potter, $382,727 for Mr. Chevalier and $140,244 for Mr. Lakritz.

Our board of directors reviewed the recommendations from our Chief Executive Officer (other than his own) and our compensation committee regarding the Individual Performance Factor for each of our NEOs, including satisfaction of certain qualitative and quantitative performance factors in each of their respective roles and their continued dedication to us throughout the year. These determinations resulted in final amounts payable for the portion of the annual cash bonus relating to the Individual Performance Factor for each of our NEOs as follows: $444,669 for Mr. Paul, $271,653 for Ms. La, $195,000 for Mr. Potter, $181,795 for Mr. Chevalier and $49,233 for Mr. Lakritz.

Following its review and determinations, the board of directors after recommendation from our compensation committee awarded cash bonuses to each NEO as set forth in the Summary Compensation Table below (which were calculated after adding the final payouts for each of the Corporate Performance Factor and Individual Factor discussed above).

In addition to our annual cash bonuses described above, in February 2021, our board of directors after recommendation from our compensation committee granted each NEO, other than Mr. Lakritz, a one‑time cash discretionary bonus payment in connection with their exemplary contributions in connection the Company’s initial public offering process last year in the following amounts: $702,109 for Mr. Paul, $428,925 for Ms. La, $292,500 for Mr. Potter and $287,045 for Mr. Chevalier.

Going forward, we expect to continue to use a similar performance‑based incentive framework in deciding annual cash bonuses for our executives, including for our annual 2021 annual cash bonus plan except that the Corporate Performance Factor shall be determined by reference to the Company’s adjusted operating income, which was approved by our compensation committee and recommended to our board of directors for approvals (which our board formally approved) in February 2021.

Long‑Term Equity Awards. Our board of directors and compensation committee seek to foster an environment of executive ownership that encourages and incentivizes long‑term investment and focus by our NEOs through the use of equity‑based awards. Our aim is to promote long‑term, sustainable growth and to align executive performance and behaviors to create a culture conducive to stockholder investment. The compensation committee and our board of directors believe a meaningful portion of compensation should be equity‑based and should recognize scope of responsibilities, reward demonstrated leadership and performance, motivate future superior performance and align the interests of our executives with our stockholders.

We have granted options to each of our NEOs. Options to purchase our common stock that were granted to our NEOs prior to our initial public offering are governed by the 2017 Equity Incentive Program, or the 2017 Program,

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which is administered by our full board of directors. As a key tool to assist in attracting, retaining and motivating a highly experienced, capable and diverse group of employees and non‑employee directors, following our initial public offering, we maintain the 2020 Incentive Award Plan, or the 2020 Plan. The 2020 Plan provides for the grant of options, restricted stock, restricted stock units and other stock‑based award. When determining the size of the grants for our NEOs, our compensation committee’s and board of directors’ philosophy is to provide our NEOs with strong incentives to build long‑term value in the company in alignment with our stockholders.

During fiscal year 2020, we did not make any equity award grants to our NEOs.

Equity forms an integral part of the overall compensation for each executive officer and will be considered each year as part of the annual performance review process and incentive payout calculation. In the future, we may consider awarding additional forms of equity incentives, such as grants of restricted stock, restricted stock units and performance‑based awards, and may also determine to seek additional input from compensation consultants. We expect that our equity awards we make to our executive officers will be driven by our sustained performance and growth, our executive officers’ ability to impact our results that influence stockholder value, their organization level and their potential to take on roles of increasing responsibility.

Benefits. We provide the following benefits to all our employees, including our NEOs:

•	medical, dental and vision insurance;
•	life insurance, accidental death and dismemberment and business travel and accident insurance;
•	employee assistance program;
•	health and dependent care flexible spending accounts;
•	short and long‑term disability; and
•	401(k).

We match 100% of a participant’s annual eligible contribution to the 401(k) plan, up to 4% of their annual base salary or up to the IRS limit, whichever is lower. We believe that providing a vehicle for tax‑deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. The actual amount of the matching contributions awarded to each NEO in 2020 is set forth below in the Summary Compensation Table in the column titled “All Other Compensation.”

Our board of directors and our compensation committee, in their discretion, may revise, amend or add to any executive’s benefits if it deems necessary. Consistent with our overall compensation philosophy, we intend to continue to maintain our current benefits plans for executives as well as other employees.

Perquisites. We determine perquisites on a case‑by‑case basis and will provide a perquisite to an NEO when we believe it is necessary and appropriate. Any perquisites we supply will be reasonable and consistent with market trends in the countries in which our NEOs are located. For example, we offer all employees a discount on most of our products. We believe that providing these benefits can be a relatively inexpensive way to enhance the competitiveness of an executive’s compensation package. In 2020, we did not provide any perquisites or personal benefits to our NEOs not otherwise made available to our other employees.

Termination‑Based Compensation. We believe that terminations of employment are causes of great concern and uncertainty for our senior executives. We aim to alleviate these concerns and allow executives to remain focused on their duties and responsibilities to our company by providing protections to certain executives in the termination context.

We provide termination benefits to certain of our NEOs based on our general knowledge of severance practices in our industry and as the result of arms’ length negotiations generally at the time our executives enter into employment with us or at the time they are requested to take on additional responsibilities. The level of benefits can

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vary from executive to executive based on numerous relevant factors and are agreed through arms’ length negotiations. As such, only Messrs. Paul and Potter are eligible to receive termination‑based compensation, as detailed in the respective executive’s employment and/or severance agreement.

Severance payments for Messrs. Paul and Potter are comprised of a cash payment in lieu of salary, coverage of health benefits for a limited period of time and accelerated vesting of all equity awards (to the extent such termination occurs in connection with a change in control) in exchange for a signed general release of all claims and subject to other terms and conditions detailed in the respective executive’s employment contract. For more detailed descriptions of the benefits provided to Messrs.

Paul and Potter upon a termination of employment, please see “Employment and Separation Agreements with Named Executive Officers” below.

Change in Control. No NEO, besides Messrs. Paul and Potter as noted above, has rights to change in control‑related payments or benefits beyond those provided for in the 2017 Program and relevant option agreements. Under the 2017 Program and related option agreements, in the event of a change in control, all options will become fully vested and exercisable to the extent the underlying holder has provided services to the company for at least one year. Messrs. Paul and Potter are also eligible for accelerated vesting of all of their equity awards upon certain qualifying terminations of employment following a change in control. For more detailed descriptions of the benefits provided to Messrs. Paul and Potter upon a termination of employment, please see “Employment and Separation Agreements with Named Executive Officers” below.

Executive and NED Stock Ownership Guidelines. We have not implemented stock ownership guidelines related to holdings of our common stock for our executives or non‑employee directors, but we may implement such guidelines in the future. We will continue to periodically review best practices and re‑evaluate our position with respect to stock ownership guidelines.

Tax and Accounting Considerations. While our board of directors and our compensation committee generally consider the financial, accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically. In addition, our board of directors and our compensation committee have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our NEOs. Section 162(m) of the Code denies a publicly‑traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executive officers. However, we believe that maintaining the discretion to provide compensation that is non‑deductible allows us to provide compensation tailored to the needs of our company and our NEOs and is an important part of our responsibilities and benefits our stockholders.

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation‑Stock Compensation, or ASC Topic 718, for our stock‑based compensation awards.

ASC Topic 718 requires companies to measure the compensation expense for all share‑based payment awards made to employees and directors, including stock options and restricted stock units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.

Other provisions of the Internal Revenue Code can also affect compensation decisions for our NEOs. Section 409A of the Internal Revenue Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The board of directors and the compensation committee will take into account the implications of Section 409A in determining the form and timing of compensation awarded to our executives and will strive to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.

Section 280G of the Internal Revenue Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Internal Revenue Code imposes a 20%

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excise tax on those payments. The board of directors and the compensation committee will take into account the implications of Section 280G in determining potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.

Hedging Policy

Because there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if any member of the Board or employee were to engage in short-term or speculative transactions involving our securities, our Insider Trading Compliance Program provides that they may not engage in any of the following activities:

•	short sales of the Company’s securities;
•	transactions in puts, calls or other derivative securities involving the Company’s securities, on an exchange or in any other organized market;
•	hedging transactions involving the Company’s securities, including but not limited to zero-cost collars and forward sale contracts;

•	purchasing the Company’s securities on margin or holding the Company’s securities in a margin account; and

•	pledging the Company’s securities as collateral to secure loans.

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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2021 Annual Meeting and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Compensation Committee

Jason Cahilly

George Majoros, Jr.

Anup Bagaria

Samuel R. Szteinbaum

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EXECUTIVE COMPENSATION TABLES

2020 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Andrew J. Paul	2020	702,109	702,109	—	1,380,815	11,400	2,796,433
Chief Executive Officer	2019	671,875	100,000	—	450,022	11,200	1,233,097
	2018	625,000	100,000	—	621,167	11,000	1,357,167
Thi L. La	2020	536,156	428,925	—	843,553	11,400	1,820,034
President	2019	510,625	100,000	—	293,426	11,200	915,251
	2018	475,000	100,000	—	383,369	11,000	969,369
Michael G. Potter	2020	450,000	292,500	—	585,000	11,400	1,338,900
Chief Financial Officer	2019	75,000	—	1,768,440	29,892	—	1,873,332
Bertrand Chevalier	2020	429,240	287,045	—	564,522	11,400	1,292,207
Executive Vice President, Gaming	2019	401,500	—	—	187,709	11,200	600,409
	2018	365,000	—	—	237,072	11,000	613,072
Gregg A. Lakritz	2020	263,220	—	—	189,477	10,529	463,226
Vice President, Corporate Controller	2019	255,000	—	—	59,815	10,200	325,015

(1)

Amounts shown for 2020 constitute discretionary cash bonuses paid to each of NEO, except for Mr. Lakritz, in connection with their contributions with the Company’s initial public offering last year. Amounts shown for 2019 and 2018 constitute discretionary cash bonuses paid to each of Messrs. Paul and La in connection with their contributions to certain transactions of the company in 2019 and 2018.

(2)

Amounts shown represent the grant date fair value of options granted during fiscal year 2019 as calculated in accordance with ASC Topic 718. See Note 11 of the combined consolidated financial statements included in the Annual Report on Form 10-K filed on March 11, 2021 for the assumptions used in calculating this amount.

(3)

Amounts shown represent the annual performance‑based cash bonuses earned by our NEOs based on the achievement of certain performance objectives. These amounts are paid to the NEOs early in the year following the applicable performance period. For fiscal year 2020, these amounts were paid to our NEOs following certification of the applicable performance goals in February 2021. Please see the descriptions of the annual performance bonuses paid to our NEOs under “Annual Cash Bonus” above.

(4)	Amounts shown represent matching contributions under our 401(k) plan.

Grants of Plan‑Based Awards in 2020

The following table represents our grants of plan‑based awards to our NEOs for the past fiscal year. We did not make any equity award grants to our NEOs during fiscal year 2020.

	Estimated Future Payouts Under Non‑Equity Incentive Plan Award(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Andrew J. Paul	—	175,527	702,109	1,404,218
Thi L. La	—	107,231	428,925	857,850
Michael G. Potter	—	73,125	292,500	585,000
Bertrand Chevalier	—	69,752	279,006	558,012
Gregg A. Lakritz	—	26,322	105,288	210,576

(1)

Amounts in the “Estimated Future Payouts Under Non‑Equity Incentive Plan Awards” column relate to amounts payable under our 2020 cash bonus plan. The threshold column assumes the achievement of the corporate and individual goals only at the threshold level. The threshold bonus amount can be calculated by multiplying the target bonus of each named executive officer times the threshold percentage of 25%. The target column assumes the full target achievement for both corporate and individual goals. The target bonus amount can be calculated by multiplying the base salary of each named executive officer actually paid in 2020 times target bonus percentage established by the board of directors times the target percentage of 100%. The maximum column assumes the maximum achievement for both corporate and individual

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goals. The maximum bonus amount can be calculated by multiplying the target bonus of each named executive officer times the maximum percentage of 200%.

Outstanding Equity Awards at Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2020. In connection with our initial public offering and related reorganization, the options to purchase Corsair Group (Cayman), LP units held by our NEOs were converted into equivalent options to purchase Corsair Gaming, Inc. common stock and were assumed by Corsair Gaming, Inc. on a 2‑for‑1 basis. The share numbers and exercise prices set forth in the table below reflect the numbers after such assumption by Corsair Gaming, Inc.

Name	Option Awards
	Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Andrew J. Paul	8/28/2017	300,000	200,000	2.20	11/12/2027
	8/28/2017	300,000	200,000	5.52	11/12/2027
Thi L. La	8/28/2017	277,500	185,000	2.20	11/12/2027
	8/28/2017	277,500	185,000	5.52	11/12/2027
Michael G. Potter	11/1/2019	120,000	480,000	7.78	11/5/2029
Bertrand Chevalier	8/28/2017	225,000	150,000	2.20	11/12/2027
	8/28/2017	225,000	150,000	5.52	11/12/2027
Gregg A. Lakritz	8/28/2017	45,000	30,000	2.20	11/12/2027
	8/28/2017	45,000	30,000	5.52	11/12/2027

(1)

Each option vests and becomes exercisable in substantially equal installments on each of the first five anniversaries of the vesting commencement date subject to the holder continuing to provide services to us through the applicable vesting date.

Option Exercises and Shares Vested in 2020

In 2020, none of our NEOs exercised any options.

Pension Benefits

None of our NEOs participates in or has account balances in qualified or non‑qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our NEOs participate in or have account balances in non‑qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment and Separation Agreements with Named Executive Officers

Andrew J. Paul. On July 1, 2010, we entered into a severance agreement with Mr. Paul. His severance agreement provides him with severance in the event we terminate his employment with us without Cause (as defined below) or he resigns for Good Reason (as defined below), in each case, within 18 months following a Change in Control (as defined below). The Acquisition Transaction constituted a Change in Control for purposes of Mr. Paul’s severance agreement. The severance provided under the severance agreement includes (a) a lump sum cash payment equal to two times the sum of his annual base salary plus his target annual bonus amount, (b) continued healthcare coverage under our medical plan for up to two years, and (c) full acceleration of the vesting of all of his outstanding equity awards. Mr. Paul must timely execute, and not revoke, a general release of all claims against us and our affiliates to receive the severance payments described above. In addition, if Mr. Paul materially breaches certain restrictive covenant agreements he will forfeit his severance benefits.

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For purposes of Mr. Paul’s severance arrangement, “Cause” is defined as (i) the continued failure of Mr. Paul to perform the material duties, responsibilities and obligations of Mr. Paul’s position with us after written notice from us identifying the performance deficiencies and a reasonable cure period of at least 30 days, (ii) the commission of any act of fraud, embezzlement or dishonesty by Mr. Paul or Mr. Paul’s commission of a felony which is materially damaging to us or our reputation, (iii) any intentional use or intentional disclosure by Mr. Paul of our confidential information or trade secrets which is materially damaging to us or our reputation, (iv) any other intentional misconduct by Mr. Paul which is materially damaging to us or our reputation, Mr. Paul’s failure to cure any breach of Mr. Paul’s obligations under his severance arrangement or Mr. Paul’s confidentiality agreement after written notice of such breach from us and a reasonable cure period of at least 30 days or (vi) Mr. Paul’s material breach of any of Mr. Paul’s fiduciary duties as an officer of our company. “Change in Control” means (i) a merger, consolidation or reorganization approved by our stockholders, unless securities representing more than 50% of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned our outstanding voting securities immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of our assets to any person, entity or group of persons acting in concert other than a sale, transfer or disposition to an entity, at least 50% of the combined voting power of the voting securities of which is owned by us or by our stockholders in substantially the same proportion as their ownership of our company immediately prior to such sale; or (iii) the acquisition by any person or related group of persons of beneficial ownership of securities of our company possessing (or convertible into or exercisable for such securities possessing) more than 50% of the total combined voting power of our outstanding voting securities (measured immediately after such acquisition) effected through a direct purchase of those securities from one or more of our stockholders. Finally, “Good Reason” means, without Mr. Paul’s express written consent, (i) a material reduction in Mr. Paul’s authority, duties or responsibilities; (ii) a material reduction by us of Mr. Paul’s base compensation; (iii) a material relocation of Mr. Paul’s principal place of service (with the relocation to a facility or a location more than 50 miles from his current location deemed to be material for such purpose); or (iv) our failure to obtain the assumption of Mr. Paul’s severance arrangement by any successors, provided that none of the events specified above shall constitute Good Reason unless Mr. Paul provides written notice of the occurrence of the event constituting Good Reason within 90 days after the occurrence of such event; and (B) we fail to cure such event within 30 days after receipt of such written notice. If we fail to cure the event, Mr. Paul’s termination shall be effective at the end of the 30‑day cure period.

Michael G. Potter. On October 17, 2019, we entered into an employment agreement with Mr. Potter setting forth the terms and conditions of his employment. The employment agreement provides for an annual base salary of $450,000 per year. The employment agreement provided for the grant of an option to purchase 1,200,000 Corsair Group (Cayman), LP units following his employment start date which vests and becomes exercisable in substantially equal installments on each of the first five anniversaries of November 1, 2019 subject to Mr. Potter’s continuing to provide services to us through the applicable vesting date. In connection with our initial public offering and related Reorganization, this option to purchase Corsair Group (Cayman), LP units was assumed by the Company and became an option to purchase 600,000 shares of Corsair Gaming, Inc.’s common stock. Mr. Potter has also executed our standard confidential information and invention assignment agreement.

On October 17, 2019, we entered into a severance agreement with Mr. Potter. Mr. Potter’s severance agreement provides him with severance in the event we terminate Mr. Potter’s employment with us without Cause (as defined below) or resigns for Good Reason (as defined below). The severance provided under the severance agreement provides for (a) twelve months of his base salary and (b) continued healthcare coverage under our medical plan for up to twelve months. In lieu of such severance, if we terminate Mr. Potter’s employment without Cause or he resigns for Good Reason within twelve months following a Change in Control, the severance agreement provides for (a) a lump sum cash payment equal to twelve months of base salary and his target annual bonus, (b) continued healthcare coverage under our medical plan for up to twelve months and (c) full acceleration of the vesting of all of his outstanding equity awards; provided, that, if a Change in Control occurs during the first year of Mr. Potter’s employment, only fifty percent of Mr. Potter’s outstanding equity awards will be accelerated. Mr. Potter must timely execute, and not revoke, a general release of all claims against us and our affiliates to receive the severance payments described above. In addition, if Mr. Potter materially breaches certain restrictive covenant agreements he will forfeit his severance benefits.

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For purposes of Mr. Potter’s severance arrangement, “Cause” is defined as (i) the willful failure to perform his duties and responsibilities or deliberate violation of our policies; (ii) the commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in a material injury to us; (iii) unauthorized use or disclosure of our proprietary information or trade secrets or any other party to whom he owes an obligation as a result of his relationship with us or (iv) willful and material breach of any of his obligations under the severance agreement or any other written agreement or covenant with us. “Good Reason” means, without his express written consent, (i) a material reduction (defined as greater than a ten‑percent reduction) in his annual base salary or target bonus, but excluding reductions in connection with an across‑the‑board reduction of all similarly situated employees’ annual base salaries and or bonuses by a percentage at least equal to the percentage which his base salary is reduced accordingly; (ii) a material diminution in his authority, duties or responsibilities; or (iii) a relocation of his principal place of employment to a facility or a location of more than 35 miles from the principal place of employment prior to such change, except for required travel on business to the extent substantially consistent with his business travel obligations prior to such change; provided that none of the events specified above shall constitute Good Reason unless Mr. Potter provides written notice of the occurrence of the event constituting Good Reason within 90 days after the occurrence of such event; and we fail to cure such event within 30 days after receipt of such written notice. If we fail to cure the event, the NEO’s termination shall be effective at the end of the 30‑day cure period. If we waive our right to cure or we do not cure with the 30‑day period, Mr. Potter may resign for Good Reason within 60 days following the earlier date on which we waive our right to cure or the end of the cure period. If Mr. Potter does not resign for Good Reason within such 60‑day period, he will waive his right to terminate his employment for the event constituting Good Reason.

Thi L. La, Bertrand Chevalier and Gregg A. Lakritz. We have not entered into any material arrangements with Ms. La or Messrs. Chevalier and Lakritz as of December 31, 2020.

Executive Change in Control Severance Agreements

We entered into change in control severance agreements with each of Ms. La and Mr. Chevalier effective as of April 5, 2021. The change in control severance agreements each provide that, in the event Ms. La or Mr. Chevalier’s employment is terminated by us other than for “cause” (as defined therein) or Ms. La or Mr. Chevalier resigns for “good reason” (as defined therein), and that termination or resignation occurs within the period commencing on the consummation of a “change in control” (as defined therein) and ending 12 months after a change in control, the severance will consist of 12 months of base salary paid in a single cash lump sum, 100% of Ms. La or Mr. Chevalier’s target bonus paid (assuming achievement of performance goals at 100% of target) in a single cash lump sum, 12 months of COBRA reimbursement and full vesting acceleration for each equity award held by Ms. La or Mr. Chevalier (except for any performance-vesting awards, which will be governed by the terms of the applicable award agreement). Pursuant to the terms of the change in control severance agreements, Ms. La and Mr. Chevalier must timely deliver an effective release of claims to us and comply with the restrictive covenant agreement in order to be eligible for the foregoing severance benefits.

For purposes of the change in control severance agreements, “Cause” is defined as (i) the willful failure substantially to perform the officer’s duties and responsibilities to us or deliberate violation of a company policy; (ii) the officer’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us; (iii) unauthorized use or disclosure by the officer of any of our proprietary information or trade secrets or any other party to whom the officer owes an obligation of nondisclosure as a result of the officer’s relationship with us; or (iv) the officer’s willful and material breach of any of the officer’s obligations under the change in control severance agreement or any other written agreement or covenant with us. “Good Reason” is defined as the occurrence of any of the following conditions without the officer’s express written consent: (i) a material reduction (defined as greater than a 10% reduction) in the officer’s base salary or target bonus, but excluding reductions in connection with an across-the-board reduction of all similarly situated employees’ base salaries and/or bonuses by a percentage at least equal to the percentage by which the officer’s base salary is reduced; (ii) a material diminution in the officer’s authority, duties or responsibilities; or (iii) a relocation of the officer’s principal place of employment of more than 35 miles from the officer’s principal place of employment immediately prior to such change, except for required travel on company business to an extent substantially consistent with officer’s business travel obligations immediately prior to such change.  For a termination to qualify as a termination for Good Reason, the officer must notify us in writing of termination for Good Reason, specifying the event constituting Good Reason, within 90 days after the officer first becomes aware of the event that the officer

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believes constitutes Good Reason.  Failure for any reason by the officer to give written notice of termination of employment for Good Reason will be deemed a waiver of the right to terminate the officer’s employment for that Good Reason event.  We have a period of 30 days after receipt of officer’s notice in which to cure the Good Reason event. If the Good Reason event is cured within this period, the officer will not be entitled to terminate the officer’s employment for Good Reason.  If we waive our right to cure or we do not, within the 30-day period, cure the Good Reason event, the officer may terminate officer’s employment for Good Reason within 60 days following the earlier of the date on which we waive our right to cure or the end of the cure period.  If the officer does not terminate officer’s employment within such 60 day period, the officer will waive the officer’s right to terminate the officer’s employment for that Good Reason event. “Change in Control” is defined as such term is defined in the 2020 Plan; provided, that such transaction must also constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5); provided further that a Change in Control will not be deemed to have occurred if a sale of common stock results in EagleTree beneficially owning and controlling, directly or indirectly, less than 50% of the common stock outstanding on a fully diluted basis (for the avoidance of doubt, this proviso shall not apply to a transaction where substantially all of the common stock held by EagleTree and other common stock holders are sold pursuant to a definitive agreement of merger or a similar instrument).

Potential Payments upon Termination or Change in Control

The information below describes and quantifies certain compensation and benefits that would have become payable to each of our NEOs if our NEO’s employment had terminated on December 31, 2020 as a result of each of the termination scenarios described below, taking into account the NEO’s compensation as of that date. The information below does not generally reflect compensation and benefits available to all salaried employees upon termination of employment with us under similar circumstances. We are not obligated to provide any additional compensation in connection with a change in control.

Name	Termination Scenario	Severance ($)(1)	Severance Bonus ($)(2)	Value of Unvested Option Awards ($)(3)	Value of Continued Health Care Coverage Premiums ($)(4)	Total ($)

Andrew J. Paul	Termination without Cause or for Good Reason	—	—	—	—	—
	Termination without Cause or for Good Reason Following a Change in Control	1,404,218	1,404,218	12,944,000	37,930	15,790,366
	Change in Control	—	—	12,944,000	—	12,944,000
Thi L. La	Termination without Cause or for Good Reason	—	—	—	—	—
	Termination without Cause or for Good Reason Following a Change in Control	—	—	—	—	—
	Change in Control	—	—	11,973,200	—	11,973,200
Michael G. Potter	Termination without Cause or for Good Reason	450,000	—	—	27,242	477,242
	Termination without Cause or for Good Reason Following a Change in Control	450,000	292,500	13,651,200	27,242	14,420,942
	Change in Control	—	—	13,651,200	—	13,651,200
Bertrand Chevalier	Termination without Cause or for Good Reason	—	—	—	—	—
	Termination without Cause or for Good Reason Following a Change in Control	—	—	—	—	—
	Change in Control	—	—	9,708,000	—	9,708,000

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Name	Termination Scenario	Severance ($)(1)	Severance Bonus ($)(2)	Value of Unvested Option Awards ($)(3)	Value of Continued Health Care Coverage Premiums ($)(4)	Total ($)

Gregg A. Lakritz	Termination without Cause or for Good Reason	—	—	—	—	—
	Termination without Cause or for Good Reason Following a Change in Control	—	—	—	—	—
	Change in Control	—	—	1,941,600	—	1,941,600

(1)

Represents a cash payment of 24 months of base salary in the event of termination without cause or for good reason within 18 months following a change in control for Mr. Paul and 12 months base salary in the event of termination without cause or for good reason for Mr. Potter.

(2)

Represents a cash payment of 24 months of Mr. Paul’s target bonus amount in the event of termination without cause or for good reason within 18 months following a change in control and 12 months of Mr. Potter’s target bonus amount in the event of termination without cause or for good reason within 12 months following a change in control.

(3)

Represents the aggregate value of the executive’s unvested option awards that would have vested on an accelerated basis, based on the spread between the fair market value of our ordinary shares ($36.22 as of December 31, 2020) and the options’ exercise prices. Under the 2017 Program and relevant option agreements, in the event of a change in control, all options will become fully vested and exercisable if the holder has provided more than one year of service to the company. If Mr. Paul or Mr. Potter is terminated without cause by us or resigns with good reason within 18 months for Mr. Paul and 12 months for Mr. Potter following a change in control, then all options will become fully vested and exercisable.

(4)

Represents continued coverage under COBRA for 24 months based on the incremental cost of our contribution as of December 31, 2020 to provide this coverage in the event of termination without cause or for good reason within 18 months following a change in control for Mr. Paul. Represents continued coverage under COBRA for 12 months based on the incremental cost of our contribution as of December 31, 2020 to provide this coverage in the event of termination without cause or for good reason for Mr. Potter.

Compensation Risk Assessment

Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The compensation committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2020, regarding existing compensation plans, under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Option Awards and Restricted Stock Units (a)	Weighted- Average Exercise Price of Outstanding Option Awards	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders(1)(2)	10,365,225(3)	$5.68 (4)	5,784,890

(1)	Consists of the Corsair Gaming, Inc. 2020 Incentive Award Plan, or the 2020 Plan, 2020 Employee Stock Purchase Plan, or the ESPP and 2017 Equity Incentive Plan, as amended.
(2)

The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030, in each case subject to the approval of the plan administrator on or prior to the applicable date, equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 75,000,000 shares of stock may be issued upon the exercise of incentive stock options. The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030, in each case subject to the approval of the plan administrator on or prior to the applicable date, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, no more than 20,000,000 shares of stock may be issued under the ESPP.

(3)	Consists of shares of common stock underlying outstanding options.
(4)	Represents the weighted average exercise price of outstanding options. The weighted average exercise price does not take into account outstanding RSUs.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The percentage of shares beneficially owned is computed on the basis of 92,053,764 shares of our common stock outstanding as of March 29, 2021. Shares of our common stock that a person has the right to acquire within 60 days of March 29, 2021 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors, director nominees and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Corsair Gaming, Inc., at 47100 Bayside Pkwy, Fremont, California 94538.

Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership

5% and Greater Stockholders:
Corsair Group (Cayman), LP(1)	61,900,059	—	61,900,059	67.24%

Named Executive Officers Directors and Director Nominees:
Andrew J. Paul	3,057,087	600,000	3,657,807	3.95%
Thi L. La	139,816	555,000	694,816	0.75%
Michael G. Potter	—	120,000	120,000	0.13%
Bertrand Chevalier	115,773	450,000	565,773	0.61%
Gregg Lakritz	—	90,000	90,000	0.10%
George L. Majoros, Jr.(1)	61,900,059	—	61,900,059	67.24%
Anup Bagaria(1)	61,900,059	—	61,900,059	67.24%
Stuart A. Martin	—	—	—	—
Jason Cahilly(2)	9,607	57,539	67,146	0.07%
Samuel R. Szteinbaum	153,497	57,539	211,036	0.23%
Randall J. Weisenburger	68,430	47,539	115,969	0.13%
Diana Bell	—	—	—	—
All directors and executive officers as a group (12 persons)	65,444,989	1,977,617	67,422,606	71.70%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Consists of 61,900,059 shares of common stock held by Corsair Group (Cayman), LP, or EagleTree. EagleTree‑Carbide (GP), LLC, or EagleTree GP, is the sole general partner of EagleTree; EagleTree Partners IV (GP), LP, or EagleTree Partners IV, is the manager of EagleTree GP, and EagleTree Partners IV Ultimate GP, LLC, or EagleTree Ultimate, is the sole general partner of EagleTree Partners IV. Messrs. Bagaria and Majoros are the co‑managing members of EagleTree Ultimate. Each of EagleTree GP, EagleTree Partners IV, EagleTree Ultimate and Messrs. Bagaria and Majoros may be deemed to be the beneficial owner of the shares of common stock beneficially owned by EagleTree, but each disclaims beneficial ownership of such shares. The address for EagleTree, EagleTree GP, EagleTree Partners IV and EagleTree Ultimate is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1‑1104. The address for Messrs. Bagaria and Majoros is c/o EagleTree Capital, LP, 1185 Avenue of the Americas, 39th Floor, New York, NY 10036. Messrs. Bagaria, Majoros and Martin are employees of EagleTree Capital, LP, which provides investment advisory services to EagleTree and its affiliates

(2)	Mr. Cahilly owns indirect limited partner equity interests in Corsair Group (Cayman), LP, representing, approximately 1.3% of the limited partner equity interests of Corsair Group (Cayman), LP.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the U.S. Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for the late filing of a Form 4 by Randall Weisenburger with respect to his acquisition of an aggregate of 58,823 shares of our common stock in the IPO at the price offered to public.

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ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (510) 657-8747 or by mail at 47100 Bayside Pkwy, Fremont, California 94538. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Annual Reports

This proxy statement is accompanied by our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, or the Form 10-K. The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.corsair.com. In addition, upon written request to the Company’s Corporate Secretary at 47100 Bayside Pkwy, Fremont, California 94538, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

Other Matters

As of the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the 2021 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2021 Annual Meeting, then proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors:

Michael G. Potter
Chief Financial Officer

Fremont, California

April 9, 2021d

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Your Vote Counts! CORSAIR GAMING, INC. 2021 Annual Meeting Vote by May 19, 2021 11:59 PM ET CORSAIR GAMING, INC. 47100 BAYSIDE PARKWAY FREMONT, CA 94538 D49407-P52727 You invested in CORSAIR GAMING, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 20, 2021. Get informed before you vote View the Combined Document online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 6, 2021.If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com  Control # Vote Virtually at the Meeting* May 20, 2021 10:00 AM PDT Smartphone users Point your camera here and vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/CRSR2021 *Please check the meeting materials for any special requirements for meeting attendance. V1

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Vote at www.ProxyVote.com  THIS IS NOT A VOTABLE BALLOT  This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.  Board Recommends  Voting Items  1. Election of Directors:  Nominees:  01) Andrew J. Paul  02) Samuel R. Szteinbaum  03) Jason Cahilly  2. The audit committee of our board of directors has selected KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and is seeking ratification of such selection by our stockholders at the 2021 Annual Meeting.  For  For  3. Non-Binding, Advisory Resolution To Approve The Compensation Of Our Named Executive Officers.  For  4. Advisory Vote On The Frequency Of Future Advisory (“Say-On-Pay”) Votes By Stockholders On The Compensation Of Our Named Executive Officers.  Years 3  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.  D49408-P52727

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CORSAIR GAMING, INC.  47100 BAYSIDE PARKWAY  FREMONT, CA 94538  D48689-P52727  For All  Withhold All  For All Except  CORSAIR GAMING, INC.  To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.  The Board of Directors recommends you vote FOR  the following:  1. Election of Directors  Nominees:  01) Andrew J. Paul  02) Samuel R. Szteinbaum  03) Jason Cahilly  For  Against  Abstain  The Board of Directors recommends you vote FOR the following proposals:  2. The audit committee of our board of directors has selected KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and is seeking ratification of such selection by our stockholders at the 2021 Annual Meeting.  3. Non-Binding, Advisory Resolution To Approve The Compensation Of Our Named Executive Officers.  The Board of Directors recommends you vote 3 years on the following proposal:  4. Advisory Vote On The Frequency Of Future Advisory ("Say-On-Pay") Votes By Stockholders On The Compensation Of Our Named Executive Officers.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date   VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/CRSR2021  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2021. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Combined Document is available at www.proxyvote.com D48690-P52727 CORSAIR GAMING, INC. Annual Meeting of Stockholders May 20, 2021 10:00 AM PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Andrew J. Paul and Michael G. Potter, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of CORSAIR GAMING, INC. that the stockholder(s) is/areentitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on May 20, 2021 virtually atwww.virtualshareholdermeeting.com/CRSR2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side